Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2023

Results Summary

•	Record quarterly revenue of $1.599 billion, up approximately 25% year over year. Record fiscal-year revenue of $5.843 billion, up approximately 15% year over year.

•

Quarterly GAAP earnings per diluted share of $2.26; non-GAAP earnings per diluted share of $3.17, which exceeded high end of guidance. Fiscal year GAAP earnings per diluted share of $7.92; non-GAAP earnings per diluted share of $11.19, which exceeded high end of guidance.

SUNNYVALE, Calif. – Nov. 29, 2023 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its fourth quarter and fiscal year 2023. Revenue for the fourth quarter of fiscal year 2023 was $1.599 billion, compared to $1.284 billion for the fourth quarter of fiscal year 2022. Revenue for fiscal year 2023 was $5.843 billion, an increase of approximately 15% from $5.082 billion in fiscal year 2022.

“In our 37 years as a company, Synopsys has driven a roughly 10 million-fold increase in chip design productivity. This not only enabled the exponential ambition of the semiconductor industry, it, in turn, radically impacted the world,” said Aart de Geus, chair and CEO of Synopsys. “Our momentum continued in 2023 as we substantially expanded our AI-driven design differentiation, our semiconductor IP portfolio, and our multi-die system solutions. We also visibly strengthened our customers’ differentiation through unique and deep collaborations. Looking ahead, I have great confidence, expectations, and enthusiasm for our future as Sassine Ghazi becomes Synopsys’ CEO.”

“Despite global macroeconomic uncertainty, 2023 was a year of record revenue and profitability for Synopsys as silicon R&D and design-starts remain robust. I want to extend my deepest thanks to our team for their stellar execution and to our partners and customers for their commitment,” said Sassine Ghazi, president and COO of Synopsys. “We start 2024 with tremendous forward momentum driven by a resilient business model, technology trends – chief among them AI – that create a rising tide for our business, and customers who continue to prioritize investments in the chips and systems that position them for the future. I am profoundly grateful for the opportunity to propel Synopsys to the next wave of growth as its CEO.”

“We had strong execution and outperformed our guidance in the fourth quarter, which capped a record financial year for Synopsys. In 2023, on a non-GAAP basis, record earnings per share were up 26% year-over-year, we achieved record operating margins, and expanded our backlog to $8.6 billion,” said Synopsys CFO, Shelagh Glaser. “We are confident in our outlook for continued, double-digit revenue growth in the year ahead based on our technology leadership, strong customer momentum and the resiliency of our time-based business model.”

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal year 2023 was $349.2 million, or $2.26 per diluted share, compared to $153.5 million, or $0.99 per diluted share, for the fourth quarter of fiscal year 2022. GAAP net income for fiscal year 2023 was $1.230 billion, or $7.92 per diluted share, compared to $984.6 million, or $6.29 per diluted share, for fiscal year 2022.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal year 2023 was $490.9 million, or $3.17 per diluted share, compared to non-GAAP net income of $297.7 million, or $1.91 per diluted share, for the fourth quarter of fiscal year 2022. Non-GAAP net income for fiscal year 2023 was $1.737 billion, or $11.19 per diluted share, compared to non-GAAP net income of $1.393 billion, or $8.90 per diluted share, for fiscal year 2022.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in three segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array (FPGA) IC design software, verification software and hardware products, manufacturing software products and other; (2) Design IP, which includes our Design IP products; and (3) Software Integrity, which includes solutions that test software code for security vulnerabilities and quality defects, as well as professional and managed services. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the first quarter and full fiscal year 2024. The fiscal year targets include the impact of an extra week in fiscal year 2024, which will be included in the first quarter of fiscal year 2024. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter and Full Fiscal Year 2024 Financial Targets (1)

(in millions except per share amounts)

	Range for Three Months Ending January 31, 2024		Range for Fiscal Year Ending October 31, 2024
	Low	High	Low	High
Revenue	$1,630	$1,660	$6,570	$6,630
GAAP Expenses	$1,217	$1,237	$4,995	$5,052
Non-GAAP Expenses	$1,017	$1,027	$4,140	$4,180
Non-GAAP Other Income (Expense)	$—	$2	$4	$8
Non-GAAP Tax Rate	15%	15%	15%	15%
Outstanding Shares (fully diluted)	155	157	155	157
GAAP EPS	$2.40	$2.50	$9.07	$9.25
Non-GAAP EPS	$3.40	$3.45	$13.33	$13.41
Operating Cash Flow			~ $1,400

(1)

Synopsys’ first quarter of fiscal year 2024 has one extra week and will end on February 3, 2024. Fiscal year 2024 will end on November 2, 2024. For presentation purposes, we refer to the closest calendar month end.

For a reconciliation of Synopsys’ first quarter and fiscal year 2024 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter of fiscal year 2024 in February 2024.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of November 29, 2023. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the first quarter of fiscal year 2024, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the fiscal year 2023 in its annual report on Form 10-K to be filed on or before December 27, 2023.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. These non-GAAP measures may be different from non-GAAP measures used by other companies. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related items, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments, in each case as described further in Item 2.02 of Synopsys’ Current Report on Form 8-K filed on November 29, 2023. In addition, the non-GAAP financial measures that exclude such information help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

Synopsys utilizes an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect Synopsys’ normal operations, and to more closely align its tax rate with its expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of

Synopsys’ historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, Synopsys has elected to adopt a non-GAAP tax rate of 15% for fiscal year 2024.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of Synopsys’ Current Report on Form 8-K filed on November 29, 2023, for additional information about the measures Synopsys uses to evaluate its core business operations. Synopsys is unable to provide a reconciliation of certain non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis because doing so would not be possible without unreasonable effort due to, among other things, the potential variability and limited visibility of the excluded items. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Reconciliation of Fourth Quarter and Fiscal Year 2023 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2023 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2023	2022	2023	2022
GAAP net income attributed to Synopsys	$349,190	$153,500	$1,229,888	$984,594
Adjustments:
Amortization of intangible assets	26,949	25,530	98,790	95,711
Stock compensation	140,989	125,339	561,928	458,776
Acquisition-related items	5,269	(2,063)	15,115	9,269
Restructuring charges	(1,382)	—	77,002	12,057
Tax settlement	—	—	(23,752)	—
Tax adjustments	(30,072)	(4,618)	(222,204)	(167,582)

Non-GAAP net income attributed to Synopsys	$490,943	$297,688	$1,736,767	$1,392,825

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2023	2022	2023	2022
GAAP net income per diluted share attributed to Synopsys	$2.26	$0.99	$7.92	$6.29
Adjustments:
Amortization of intangible assets	0.17	0.16	0.64	0.61
Stock compensation	0.91	0.80	3.62	2.93
Acquisition-related items	0.03	(0.01)	0.10	0.06
Restructuring charges	(0.01)	—	0.50	0.08
Tax settlement	—	—	(0.15)	—
Tax adjustments	(0.19)	(0.03)	(1.44)	(1.07)

Non-GAAP net income per diluted share attributed to Synopsys	$3.17	$1.91	$11.19	$8.90

Shares used in computing net income per diluted share amounts:	154,845	155,749	155,195	156,485

(1)	Synopsys’ fourth quarter of fiscal year 2023 and 2022 ended on October 28, 2023 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

GAAP to Non-GAAP Tax Rate Reconciliation (1)

(unaudited)

Twelve Months Ended October 31, 2023
GAAP effective tax rate	6.4%
Stock compensation	3.3%
Tax settlement	1.8%
Tax adjustments (2)	4.5%

Non-GAAP effective tax rate	16.0%

(1)	Synopsys’ fiscal year 2023 ended on October 28, 2023. For presentation purposes, we refer to the closest calendar month end.
(2)	The adjustments are primarily related to the differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

Reconciliation of 2024 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2024 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months Ending January 31, 2024
	Low	High
Target GAAP expenses	$1,217,000	$1,237,000
Adjustments:
Amortization of intangible assets	(26,000)	(29,000)
Stock compensation	(174,000)	(181,000)

Target non-GAAP expenses	$1,017,000	$1,027,000

	Range for Three Months Ending January 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.40	$2.50
Adjustments:
Amortization of intangible assets	0.19	0.17
Stock compensation	1.16	1.12
Tax adjustments	(0.35)	(0.34)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.40	$3.45

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2024 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending October 31, 2024
	Low	High
Target GAAP expenses	$4,995,000	$5,052,000
Adjustments:
Amortization of intangible assets	(103,000)	(108,000)
Stock compensation	(752,000)	(764,000)

Target non-GAAP expenses	$4,140,000	$4,180,000

	Range for Fiscal Year Ending October 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$9.07	$9.25
Adjustments:
Amortization of intangible assets	0.69	0.66
Stock compensation	4.90	4.82
Tax adjustments	(1.33)	(1.32)

Target non-GAAP earnings per diluted share attributed to Synopsys	$13.33	$13.41

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

(1)

Synopsys’ first quarter of fiscal year 2024 has one extra week and will end on February 3, 2024. Fiscal year 2024 will end on November 2, 2024. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding Synopsys’ executive management transition, short-term and long-term financial targets, expectations and objectives; strategies related to our products, technology and services; business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions on our financial results; the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and stock repurchases; our expected tax rate; and the impact and result of pending legal, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its fourth quarter and fiscal year 2023 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of November 29, 2023. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2023	2022	2023	2022
Revenue:
Time-based products	$870,249	$808,160	$3,383,632	$2,993,786
Upfront products	449,181	253,245	1,429,330	1,226,728

Total products revenue	1,319,430	1,061,405	4,812,962	4,220,514
Maintenance and service	279,698	222,887	1,029,657	861,028

Total revenue	1,599,128	1,284,292	5,842,619	5,081,542
Cost of revenue:
Products	213,586	173,617	763,494	653,783
Maintenance and service	98,779	89,313	383,835	342,978
Amortization of intangible assets	19,978	19,791	74,864	66,936

Total cost of revenue	332,343	282,721	1,222,193	1,063,697

Gross margin	1,266,785	1,001,571	4,620,426	4,017,845
Operating expenses:
Research and development	488,485	461,618	1,946,813	1,680,379
Sales and marketing	228,982	208,448	889,016	779,777
General and administrative	112,150	107,414	410,311	353,840
Amortization of intangible assets	8,029	6,718	28,025	29,754
Restructuring charges	(1,382)	—	77,002	12,057

Total operating expenses	836,264	784,198	3,351,167	2,855,807

Operating income	430,521	217,373	1,269,259	1,162,038
Other income (expense), net	(20,830)	(5,244)	32,523	(46,524)

Income before income taxes	409,691	212,129	1,301,782	1,115,514
Provision (benefit) for income taxes	63,196	60,572	83,657	137,078

Net income	346,495	151,557	1,218,125	978,436
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(2,695)	(1,943)	(11,763)	(6,158)

Net income attributed to Synopsys	$349,190	$153,500	$1,229,888	$984,594

Net income per share attributed to Synopsys:
Basic	$2.30	$1.00	$8.08	$6.44
Diluted	$2.26	$0.99	$7.92	$6.29
Shares used in computing per share amounts:
Basic	151,972	152,761	152,146	153,002

Diluted	154,845	155,749	155,195	156,485

(1)	Synopsys’ fourth quarter of fiscal year 2023 and 2022 ended on October 28, 2023 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2023	October 31, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$1,438,913	$1,417,608
Short-term investments	151,639	147,913

Total cash, cash equivalents and short-term investments	1,590,552	1,565,521
Accounts receivable, net	946,967	796,091
Inventories	325,590	211,927
Prepaid and other current assets	567,515	439,130

Total current assets	3,430,624	3,012,669
Property and equipment, net	557,261	483,300
Operating lease right-of-use assets, net	568,829	559,090
Goodwill	4,070,336	3,842,234
Intangible assets, net	374,194	386,446
Deferred income taxes	860,914	670,653
Other long-term assets	470,973	463,695

Total assets	$10,333,131	$9,418,087

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$1,123,761	$809,403
Operating lease liabilities	85,690	54,274
Deferred revenue	1,776,000	1,910,822

Total current liabilities	2,985,451	2,774,499
Long-term operating lease liabilities	584,035	581,273
Long-term deferred revenue	175,128	154,472
Long-term debt	18,078	20,824
Other long-term liabilities	386,138	327,829

Total liabilities	4,148,830	3,858,897

Redeemable non-controlling interest	31,043	38,664
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 152,053 and 152,375 shares outstanding, respectively	1,521	1,524
Capital in excess of par value	1,276,152	1,487,126
Retained earnings	6,741,699	5,534,307
Treasury stock, at cost: 5,207 and 4,886 shares, respectively	(1,675,650)	(1,272,955)
Accumulated other comprehensive income (loss)	(196,414)	(234,277)

Total Synopsys stockholders’ equity	6,147,308	5,515,725
Non-controlling interest	5,950	4,801

Total stockholders’ equity	6,153,258	5,520,526

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$10,333,131	$9,418,087

(1)	Synopsys’ fiscal year 2023 and 2022 ended on October 28, 2023 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,218,125	$978,436
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	247,120	228,405
Reduction of operating lease right-of-use assets	97,705	89,541
Amortization of capitalized costs to obtain revenue contracts	82,190	73,026
Stock-based compensation	563,292	459,029
Allowance for credit losses	19,932	(3,477)
Deferred income taxes	(211,045)	(36,913)
Other non-cash	13,295	10,188
Net changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(178,432)	(251,390)
Inventories	(123,752)	1,320
Prepaid and other current assets	(106,396)	(89,983)
Other long-term assets	(100,618)	(15,283)
Accounts payable and accrued liabilities	170,496	(34,066)
Operating lease liabilities	(73,281)	(85,828)
Income taxes	198,078	1,644
Deferred revenue	(113,435)	414,251

Net cash provided by operating activities	1,703,274	1,738,900
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	130,435	93,696
Purchases of short-term investments	(131,079)	(97,245)
Proceeds from sales of long-term investments	8,492	582
Purchases of long-term investments	(435)	(7,000)
Purchases of property and equipment	(189,618)	(136,589)
Acquisitions, net of cash acquired	(297,692)	(422,374)
Capitalization of software development costs	(2,204)	(2,493)
Other	—	(1,200)

Net cash used in investing activities	(482,101)	(572,623)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,603)	(76,838)
Issuances of common stock	252,986	237,956
Payments for taxes related to net share settlement of equity awards	(241,408)	(174,005)
Purchase of equity forward contract	(45,000)	—
Purchases of treasury stock	(1,160,724)	(1,100,000)
Other	(122)	(3,413)

Net cash used in financing activities	(1,196,871)	(1,116,300)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,979)	(65,296)

Net change in cash, cash equivalents and restricted cash	21,323	(15,319)
Cash, cash equivalents and restricted cash, beginning of year	1,419,864	1,435,183

Cash, cash equivalents and restricted cash, end of period	$1,441,187	$1,419,864

(1)	Synopsys’ fiscal year 2023 and 2022 ended on October 28, 2023 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(2)

(in millions)

	Three Months Ended October 31, 2023	Three Months Ended October 31, 2022	Twelve Months Ended October 31, 2023	Twelve Months Ended October 31, 2022
Revenue by segment
- Design Automation	$953.7	$862.1	$3,775.3	$3,300.2
% of Total	59.7%	67.1%	64.6%	64.9%
- Design IP	$513.7	$295.2	$1,542.7	$1,315.5
% of Total	32.1%	23.0%	26.4%	25.9%
- Software Integrity	$131.7	$127.1	$524.6	$465.8
% of Total	8.2%	9.9%	9.0%	9.2%
Total segment revenue	$1,599.1	$1,284.3	$5,842.6	$5,081.5
Adjusted operating income by segment
- Design Automation	$317.9	$294.7	$1,439.7	$1,206.6
- Design IP	$241.4	$48.1	$532.1	$421.5
- Software Integrity	$20.0	$10.7	$76.3	$47.0
Total adjusted segment operating income	$579.4	$353.4	$2,048.0	$1,675.1
Adjusted operating margin by segment
- Design Automation	33.3%	34.2%	38.1%	36.6%
- Design IP	47.0%	16.3%	34.5%	32.0%
- Software Integrity	15.2%	8.4%	14.5%	10.1%
Total adjusted segment operating margin	36.2%	27.5%	35.1%	33.0%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months Ended October 31, 2023	Three Months Ended October 31, 2022	Twelve Months Ended October 31, 2023	Twelve Months Ended October 31, 2022
GAAP total operating income – as reported	$430.5	$217.4	$1,269.3	$1,162.0
Other expenses managed at consolidated level
-Amortization of intangible assets (4)	28.0	26.5	102.9	96.7
-Stock compensation (4)	141.3	125.6	563.3	459.0
-Non-qualified deferred compensation plan	(24.4)	(18.8)	20.5	(68.8)
-Acquisition-related items (5)	5.3	2.7	15.1	14.1
-Restructuring charges	(1.4)	—	77.0	12.1

Total adjusted segment operating income	$579.4	$353.4	$2,048.0	$1,675.1

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)	Synopsys’ fourth quarter of fiscal year 2023 and 2022 ended on October 28, 2023 and October 29, 2022, respectively. For presentation purposes, we refer to the closest calendar month end.
(3)

These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above.

(4)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(5)	The adjustment excludes the gains from the mark-up of a cost method investment to fair value upon obtaining control through the acquisition recorded in other income (expense).